                                                                       EXHIBIT 2




                                VOTING AGREEMENT

                                 by and between

                              WOOD ALLIANCE, INC.

                                      and

                                    [      ]



                         Dated as of [__________], 2001

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June [____], 2001 by and between Wood Alliance, Inc., a California corporation ("Wood") and the undersigned (the "Stockholder").

     WHEREAS, Wood and iPrint Technologies, Inc., a Delaware corporation ("iPrint") propose to enter into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement," which term does not include any amendment thereto which materially and adversely affects the Stockholder), which provides for, among other things, the merger of a wholly owned subsidiary of iPrint with and into Wood upon the terms and subject to the conditions set forth in the Reorganization Agreement;

     WHEREAS, Wood has requested that the Stockholder agree, and, in order to induce Wood to enter into the Reorganization Agreement, the Stockholder has agreed to enter into this Agreement; and

     WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Reorganization Agreement, a copy of which has been furnished to the Stockholder.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.  VOTING OF SHARES

         1.1  Voting of Shares and Proxy.

     At every meeting of the stockholders of iPrint called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of iPrint, the Stockholder shall cause the Shares (as defined below) to be voted: (i) in favor of the iPrint Proposal; (ii) against any proposal for any merger, consolidation, sale of assets, recapitalization or other business combination involving iPrint (other than the Combination) (any of the foregoing an "iPrint Acquisition Transaction ") or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of iPrint under the Reorganization Agreement or which would result in any of the conditions to iPrint or Wood's obligations under the Reorganization Agreement not being fulfilled; and (iii) in favor of any other matter relating to consummation of the transactions provided for by the Reorganization Agreement.

     "Shares" shall mean: (i) all securities of iPrint (including all shares of common stock of iPrint ("iPrint Common Stock") and all options, warrants and other rights to acquire such securities) beneficially owned by the Stockholder or for which the Stockholder has the right to vote or control the vote of as of the date of this Agreement, all of which are accurately listed on the signature page hereof; and (ii) all additional securities of iPrint (including all shares of iPrint Common Stock and all additional options, warrants and other rights to acquire such securities) of which the Stockholder acquires beneficial ownership or right to vote or control the vote of during the period from the date of this Agreement through the termination of this Agreement. In the event of a stock dividend or distribution, or any change in iPrint Common Stock by reason of any stock dividend or distribution, or any change, in iPrint Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Nothing in this Agreement is intended to restrict or in any way affect action taken or omitted by Stockholder or any individual affiliated with the Stockholder in such person's capacity as a director or officer of iPrint.

     Concurrently with the execution of this Agreement, the Stockholder agrees to execute and deliver to Wood a proxy in the form attached hereto as Exhibit A
                                                                      ---------
(the "Proxy"), which shall be irrevocable to the fullest extent permissible by law but subject to termination as stated therein, with respect to the Shares.

     The Stockholder hereby gives any consent or waivers that are reasonably required for the consummation of the Combination under the terms of any agreements to which the Stockholder is a party.

     2.  RESTRICTIONS ON TRANSFERS OF SHARES

         2.1  Restrictions on Transfer of Shares Prior to the Effective Time.

              (a) Prior to the Effective Time, the Stockholder hereby agrees not to take any of the following actions, except in accordance with subsection
(b) of this Section 2.1 or as provided in the Reorganization Agreement:

                   (i) tender any of the Shares or any securities convertible into or exchangeable or exercisable for the Shares to any person;

                   (ii) sell, transfer, distribute, pledge, encumber, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any of the Shares or any securities convertible into or exchangeable or exercisable for the Shares;

                   (iii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any of the Shares;

                   (iv) enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with iPrint;

                   (v) deposit any of the Shares into a voting trust or depositary facility or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto, other than as contemplated hereby or the Reorganization Agreement; or

                   (vi) enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares, any securities converti ble into or exchangeable or exercisable for shares of iPrint Common Stock or any other capital stock of iPrint or any interest in any of the foregoing with any person (any transaction referred to in clause (i), (ii), (iii), (iv), (v) or (vi) is hereinafter referred to as a "Transfer").

              (b) Stockholder shall not request that iPrint or its transfer agent register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, and each Stockholder hereby consents to the entry of stop transfer instructions by iPrint of any Transfer of such Shares, unless such Transfer is made in compliance with this Agreement.

     3.  REPRESENTATIONS AND WARRANTIES; ADDITIONAL COVENANTS OF THE
STOCKHOLDER.

     The Stockholder hereby represents and warrants and covenants to Wood as follows:

         3.1  Authorization.  This Agreement has been duly executed and
              -------------
delivered by or on behalf of the Stockholder and, assuming its due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally and except as enforcement thereof is subject to general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         3.2  No Conflict.  The execution and delivery of this Agreement by
              -----------
the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) materially conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which it or any of its properties is bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Stockholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

         3.3  Title to or Right to Vote Shares. The Stockholder (i) is the
              --------------------------------
registered or beneficial owner of the Shares free and clear of any lien or encumbrance, proxy or voting restriction other than pursuant to this Agreement or (ii) has the absolute and unrestricted right, power, authority and capacity to vote or control the vote of the Shares. Such Shares are all the securities of iPrint owned of record or beneficially by the Stockholder or for which the

Stockholder has the absolute and unrestricted right, power, authority and capacity to vote or control the vote of on the date of this Agreement.

         3.4  Reliance by Wood.  The Stockholder understands and acknowledges
              ----------------
that Wood is entering into the Reorganization Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

         3.5  Certain Actions.  Prior to the termination of this Agreement, the
              ---------------
Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect.

         3.6  No Solicitation.  The Stockholder will not, directly or
              ---------------
indirectly, and will instruct the Stockholder's agents, representatives, affiliates, employees, officers and directors not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any iPrint Transaction Proposal, or enter into or maintain or continue discussion or negotiate with any person or entity in furtherance of any iPrint Transaction Proposal or to obtain a iPrint Acquisition Transaction or agree to or endorse any iPrint Acquisition Transaction , or authorize or permit any of the agents, representatives, affiliates (other than in the case of a limited partnership, the limited partners thereof), employees, officers and directors of the Stockholder to take any such action. The Stockholder shall notify Wood immediately after receipt by the Stockholder or any of the Stockholder's agents, representatives, affiliates, employees, officers and directors of any proposal for, or inquiry respecting, any iPrint Acquisition Transaction or any request for nonpublic information in connection with any iPrint Transaction Proposal, or for access to the properties, books or records of iPrint by any person or entity that informs or has informed iPrint or the Stockholder that it is considering making or has made a iPrint Transaction Proposal. Such notice to Wood shall indicate in reasonable detail the identity of the person making the iPrint Transaction Proposal and the terms and conditions of such iPrint Transaction Proposal. The Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to an iPrint Acquisition Transaction .

         3.7  Acknowledgment and Approval of the Reorganization Agreement.  The
              -----------------------------------------------------------
Stockholder hereby acknowledges and agrees that the Stockholder has received a copy of the Reorganization Agreement, including all schedules and exhibits thereto, and that the Stockholder has reviewed and understands the terms thereof.

         3.8  Miscellaneous.  Nothing contained in this Agreement shall be
              -------------
deemed to vest in Wood any direct or indirect ownership or incidence of ownership of or with respect to any of the Shares. Except as otherwise provided herein, all rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the Stockholder, and Wood shall not have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of iPrint or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein, or the performance of Stockholder's duties or responsibilities as a stockholder of iPrint.

         3.9  Certain Defined Terms.  For purposes of Article 2 and Sections
              ---------------------
3.1, 3.2, 3.4, 3.5, 3.6, 3.7, 3.8 and 4.8 hereof, the term Stockholder shall be deemed to include the registered or beneficial owner of the Shares.

     4.  GENERAL PROVISIONS

         4.1  Notices.  All notices and other communications given or made
              -------
pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier service to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 4):

         (a)  if to Wood:

         Wood Alliance, Inc.
         3073 Corvin Drive
         Santa Clara, CA  95051
         Attention:  Chief Executive Officer
         Facsimile No.:  (408) 523-2799

         with a copy to:

         Pillsbury Winthrop LLP
         2550 Hanover Street
         Palo Alto, CA  94304
         Attention:  Barry Katzman, Esq.
         Facsimile No.:  (650) 233-4545


         (b)  If to the Stockholder,

         [Address]

         -----------------------------
         Attention:
                   -------------------
         Facsimile No.:
                       ---------------

         4.2  Headings. The descriptive headings contained in this Agreement are
              --------
included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.3  Severability. If any term or other provision of this Agreement is
              ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         4.4  Entire Agreement; Amendment; Waiver.  This Agreement and the Proxy
              -----------------------------------
constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         4.5  Assignment.  This Agreement and all of the provisions hereof shall
              ----------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties by operation of law or otherwise without the prior written consent of the other party.

         4.6  Specific Performance.  The parties hereto agree that irreparable
              --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         4.7  Governing Law.  This Agreement shall be governed by, and construed
              -------------
in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that province and without regard to any applicable conflicts of law principles.

         4.8  Submission to Jurisdiction; Waivers; Consent to Service of
              ----------------------------------------------------------
Process. Each of Wood and the Stockholder irrevocably agrees that any legal
-------
action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns shall be brought and determined only in a United States District Court sitting in the County of Santa Clara, California, or in the event (but only in the event) that no such court has subject matter jurisdiction over such action or proceeding, in the courts of the State of California. Each of Wood and the Stockholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts in the event that any dispute arises out of this Agreement or any transaction contemplated hereby. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 4.1. Each of Wood and the Stockholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 4.8, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable law that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         4.9  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         4.10  Waiver of Jury Trial.  Each party acknowledges and agrees that
               --------------------
any controversy that may arise under this Agreement is likely to involve complicated issues and, therefore, such party hereby irrevocably and unconditionally waives any right that such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges (i) that such party understands and has considered the implications of this waiver, (ii) that such party makes this waiver voluntarily and (iii) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 4.10.

         4.11  Termination.  This Agreement and the Proxy, and all obligations
               -----------
of the parties hereunder and thereunder, shall terminate immediately, without any further action being required, upon (i) any termination of the Reorganization Agreement or (ii) the Effective Time, whichever first occurs.






                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          WOOD ALLIANCE, INC.

                                          By:
                                             ---------------------------
                                          Name:
                                          Title:


                                          STOCKHOLDER


                                          ------------------------------
                                          Print Name:
                                                     -------------------



SHARES OF COMMON STOCK:
                       --------------------

SHARES SUBJECT TO OPTIONS,
WARRANTS AND OTHER RIGHTS
                           ----------------


                      [Signature Page to Voting Agreement]

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY


     The undersigned hereby irrevocably (to the fullest extent permitted by law), but subject to the termination provisions hereof, appoints Wood Alliance, Inc., a California corporation ("Wood"), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of iPrint Technologies, Inc., a Delaware corporation ("iPrint") that now are or hereafter may be beneficially owned by the undersigned or for which the undersigned now has or hereafter may have the right to vote or control the vote of, and any and all other shares or securities of iPrint issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned or for which the undersigned has the right to vote or control the vote of, and any and all other shares or securities of iPrint issued or issuable in respect thereof on the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares.

     This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Wood and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Wood entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), between Wood and iPrint. The Reorganization Agreement provides for the acquisition of Wood by iPrint pursuant to a merger of a wholly-owned subsidiary of iPrint with and into Wood (the "Combination").

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of iPrint and in every written consent in lieu of such meeting: (i) in favor of the iPrint Proposal (as defined in the Reorganization Agreement); (ii) against any proposal for any iPrint Acquisition Transaction (as defined in the Voting Agreement) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of iPrint under the Reorganization Agreement or which would result in any of the conditions to iPrint's obligations under the Reorganization Agreement not being fulfilled; and
(iii) in favor of any other matter relating to consummation of the transactions provided for by the Reorganization Agreement.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law), subject to the termination provisions hereof.

     This Proxy, and all obligations of the undersigned hereunder, shall terminate immediately, without any further action being required, upon (i) any termination of the Reorganization Agreement or (ii) the Effective Time (as that term is defined in the Reorganization Agreement), whichever first occurs.

Dated:               , 2001
        -------------                  STOCKHOLDER


                                       By:
                                          -------------------------------
                                       Print Name:



SHARES OF COMMON STOCK:
                         ------------------


                     [Signature Page to Irrevocable Proxy]